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                                                               EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of
C. Brewer Homes, Inc. on Form S-8 (File No. 33-75230) of our report dated
June 30, 1997, on our audit of the financial statements and financial statement schedules of C. Brewer Homes, Inc. as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997, which report is included in this Annual Report on Form 10-K.

                                   COOPERS & LYBRAND L.L.P



Honolulu, Hawaii
June 30, 1997